CounterPath Reports Third Quarter
Fiscal 2019 Financial Results

Year-over-Year Recurring Revenue Growth of 22%

VANCOUVER, BC, Canada — March 18, 2019 — CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the “Company” or “CounterPath”), a global provider of award-winning Unified Communications (UC) solutions for enterprises and service providers, today announced the financial and operating results for its quarter ended January 31, 2019, being the third quarter of fiscal year 2019.

Third Quarter Financial Highlights (unaudited)

  Revenue of $2.6 million compared to revenue of $3.1 million for the third quarter of fiscal 2018.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 22% for the quarter compared to the third quarter of fiscal 2018.

  Non-GAAP loss from operations of $1.0 million compared to non- GAAP loss from operations of $0.3 million for the third quarter of fiscal 2018.

  Net loss of $1.1 million, or $0.18 per share, compared to net loss of $0.8 million, or $0.14 per share, for the third quarter of fiscal 2018.

  Non-GAAP net loss of $1.0 million, or $0.17 per share, compared to non-GAAP net income of $0.3 million, or $0.06 per share, for the third quarter of fiscal 2018.

  Cash of $1.7 million as of January 31, 2019 compared to cash of $2.3 million as of April 30, 2018.

Management Commentary

“We continue to make progress on our strategy of growing our recurring revenue business in the quarter, which contributed 53% of total revenue and grew 22% over the same quarter last year” said David Karp, interim CEO and CFO. “We recorded $1.4 million in recurring revenue, the highest level on record at CounterPath. Contributing to this growth included our channel partner program and e-store Software-as-a-Service (SaaS) offerings. We also sold our first on-premises collaboration solution to a North American service provider that offers cloud communication services to small and medium sized businesses. The CounterPath solution is intended to displace their legacy BroadSoft solution over time. Our solution will extend the customer’s internally developed PBX to enable a complete unified communications and collaboration offering to their customers powered by Bria softphones and the Stretto Platform. During the quarter, we also received recognition for our innovation as Bria Teams was named a finalist for the Best of Enterprise Connect Award 2019. The winner will be announced on March 19, 2019 at the event. Bria Teams is a subscription-based cloud service that unifies team communications and collaboration across desktop and mobile devices, enabling organizations to enhance team productivity and improve business processes. SMBs and enterprises can easily integrate Bria Teams with existing call server (PBX) or VoIP service, allowing users to take their business number with them as their single identity. Bria Teams overlays an organization’s infrastructure to leverage their existing investments, reducing both costs and complexity”.

CounterPath Reports Third Quarter Fiscal 2019 Financial Results

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified – unaudited).

Revenue was $2.6 million for the quarter ended January 31, 2019 compared to $3.1 million for the same quarter in the last fiscal year. Software revenue was $1.1 million compared to $1.8 million for the same quarter in the last fiscal year, subscription, support and maintenance revenue was $1.4 million compared to $1.1 million for the same quarter in the last fiscal year, and professional services and other revenue was $0.1 million compared to $0.2 million for the same quarter in the last fiscal year.

Operating expenses for the quarter ended January 31, 2019 were $3.6 million compared to $3.5 million for the same quarter in the last fiscal year. Operating expenses for the quarter ended January 31, 2019 included a non-cash stock-based compensation expense of $0.1 million (2018 - $0.1 million). Cost of sales was $0.6 million for the quarter ended January 31, 2019 compared to $0.4 million for the same quarter in the last fiscal year. Sales and marketing expenses were $1.0 million for the quarter ended January 31, 2019 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended January 31, 2019, research and development expenses were $1.4 million and general and administrative expenses were $0.7 million compared to $1.4 million and $0.8 million, respectively, for the same quarter in the last fiscal year.

Foreign exchange loss for the quarter ended January 31, 2019 was $0.0 million compared to $0.3 million for the same quarter last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of the Company’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended January 31, 2019 was $1.1 million, or $0.18 per share, compared to a net loss of $0.8 million, or $0.14 per share, for the same quarter in the last fiscal year. As of January 31, 2019, the Company had $1.7 million in cash, compared to $2.3 million at April 30, 2018.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including the statements that the CounterPath solution is intended to displace their legacy BroadSoft solution overtime and that the Company’s solution will extend the customer’s internally developed PBX to enable a complete unified communications and collaboration offering to their customers powered by Bria softphones and the Stretto Platform. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in the Company’s sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company’s products through channel partners or the length of time of deployment of the Company’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect the Company’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies including the refresh of our Software-as-a Service (SaaS) solution; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

CounterPath Reports Third Quarter Fiscal 2019 Financial Results

About CounterPath
CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable service providers, OEMs and enterprises large and small around the globe to offer a seamless and unified communications experience across any network. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions deliver high-quality voice and video calling, messaging, and presence offerings to our customers such as AT&T, Avaya, Bell Canada, BT, Liberty Global, Ribbon Communications, Uber and Vonex. Visit counterpath.com and follow @counterpath.

Contacts:

David Karp
Interim Chief Executive Officer and Chief Financial Officer, CounterPath
dkarp@counterpath.com

###

(TABLES TO FOLLOW)

CounterPath Reports Third Quarter Fiscal 2019 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	January 31,	April 30,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash	$1,744,859	$2,348,883
Accounts receivable (net of allowance for doubtful accounts of $1,124,161 (2018 - $322,638))	2,230,742	3,509,010
Deferred sales commission costs – current	110,561	–
Derivative assets	12,007	–
Prepaid expenses and other current assets	271,687	191,245
Total current assets	4,369,856	6,049,138

Deposits	96,701	98,633
Deferred sales commission costs – non-current	61,812	–
Equipment	80,644	121,819
Goodwill	6,690,043	6,843,575
Intangibles and other assets	225,656	221,062
Total Assets	$11,524,712	$13,334,227

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,411,854	$2,437,733
Derivative liability	18,052	–
Unearned revenue	2,680,073	2,565,876
Customer deposits	3,137	2,200
Accrued warranty	49,305	63,130
Total current liabilities	5,162,421	5,068,939

Deferred lease inducements	6,596	14,339
Loan payable	2,000,000	–
Unrecognized tax liability	9,763	9,763
Total liabilities	7,178,780	5,093,041

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: January 31, 2019 – nil; April 30, 2018 – nil	–	–
Common stock, $0.001 par value Authorized: 100,000,000 Issued: January 31, 2019 – 5,946,832; April 30, 2018 – 5,930,468	5,947	5,931
Additional paid-in capital	75,591,318	75,170,181
Accumulated deficit	(67,701,736)	(63,701,685)
Accumulated other comprehensive loss – currency translation adjustment	(3,549,597)	(3,233,241)
Total stockholders’ equity	4,345,932	8,241,186
Liabilities and Stockholders’ Equity	$11,524,712	$13,334,227

CounterPath Reports Third Quarter Fiscal 2019 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
Revenue:
Software	$1,119,311	$1,791,165	$3,398,729	$5,306,925
Subscription, support and maintenance	1,367,387	1,120,690	3,938,247	3,069,371
Professional services and other	101,060	172,048	579,873	1,230,978
Total revenue	2,587,758	3,083,903	7,916,849	9,607,274
Operating expenses:
Cost of sales (includes depreciation of $528 (2018 – $4,753))	563,236	362,057	1,782,603	1,131,122
Sales and marketing	983,290	996,470	2,945,939	3,031,981
Research and development	1,369,196	1,361,219	4,163,889	4,052,129
General and administrative	699,428	800,049	3,241,167	2,407,234
Total operating expenses	3,615,150	3,519,795	12,133,598	10,622,466
Loss from operations	(1,027,392)	(435,892)	(4,216,749)	(1,015,192)
Interest and other income (expense), net:
Interest and other income	2,145	–	2,145	–
Interest expense	(22,122)	(123)	(26,788)	(338)
Foreign exchange gain (loss)	(16,266)	(342,328)	108,205	(756,512)
Change in fair value of derivative instruments	4,255	–	(897)	–
Total interest and other income (expense), net	(31,988)	(342,451)	82,665	(756,850)
Net loss for the period	$(1,059,380)	$(778,343)	$(4,134,084)	$(1,772,042)

Net loss per share:
Basic and diluted	$(0.18)	$(0.14)	$(0.70)	$(0.33)

Weighted average common shares outstanding:
Basic and diluted	5,945,181	5,539,352	5,939,803	5,354,690

CounterPath Reports Third Quarter Fiscal 2019 Financial Results

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP loss from operations which excludes non-cash stock-based compensation relative to loss from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net loss which excludes non-cash stock-based compensation, foreign exchange gain (loss) and gain (loss) on change in fair value of derivative instruments relative to net loss calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
Non-GAAP loss from operations:

GAAP loss from operations	$(1,027,392)	$(435,892)	$(4,216,749)	$(1,015,192)
Plus:
Stock-based compensation	64,817	87,924	404,414	494,883
Non-GAAP loss from operations	$(962,575)	$(347,968)	$(3,812,335)	$(520,309)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
Non-GAAP net loss:

GAAP net loss	$(1,059,380)	$(778,343)	$(4,134,084)	$(1,772,042)
Plus:
Stock-based compensation	64,817	87,924	404,414	494,883
Foreign exchange (gain) loss	16,266	342,328	(108,205)	756,512
Loss (gain) on change in fair value of derivative instruments	(4,255)		897
Non-GAAP net loss	$(982,552)	$(348,091)	$(3,836,978)	$(520,647)

GAAP net loss per share:
Basic and diluted	$(0.18)	$(0.14)	$(0.70)	$(0.33)

Non-GAAP net loss per share:
Basic and diluted	$(0.17)	$(0.06)	$(0.65)	$(0.10)